EXHIBIT 4.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR ITS SUCCESSOR THAT SUCH REGISTRATION IS NOT REQUIRED.


                            FRONT PORCH DIGITAL INC.
                   8% CONVERTIBLE NOTE DUE SEPTEMBER 30, 2004


Principal Amount:   $______                                        _______, 2003


     FRONT PORCH DIGITAL INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to _____________, or its assigns ("Holder"), on September 30, 2004, the principal amount of ___________________ Dollars ($_______) (or so much thereof as shall not have been prepaid or surrendered for conversion) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest (computed on the basis of 360-day year of twelve 30-day months) on the unpaid portion of the principal amount hereof at the annual rate of eight percent (8%) from the date hereof until the date such unpaid portion of such principal amount shall have become due and payable, or following an Event of Default, at such other rate as may be required by the Note Purchase Agreement.

     This Convertible Note is one of the Convertible Notes referred to and defined in the Note Purchase Agreement. The holder of this Convertible Note is entitled to all the benefits and rights, and subject to all of the obligations, of a Purchaser under the Note Purchase Agreement, including, without limitation, the covenants contained in Article VII and VIII thereof, to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this Convertible Note, or any portion thereof, shall become immediately due and payable.

     Upon any payment of the principal of this Convertible Note, whether at maturity or earlier prepayment, the Company shall issue to the Holder Warrants (as defined in the Note Purchase Agreement) at the times and in the manner set forth in the Note Purchase Agreement.

     Section 1.   DEFINITIONS.

          Section 1.01. TERMS DEFINED. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Convertible Note shall have the respective meanings specified in this Section 1.01. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement.

          COMMON STOCK. The term "Common Stock" means shares of the Company's Common Stock, par value $.001 per share.

          COMPANY. The term "Company" means FRONT PORCH DIGITAL INC., a Nevada corporation, and any successor corporation to the Company (including the corporation surviving any subsequent merger).

          CURRENT CONVERSION PRICE. The term "Current Conversion Price" means the Conversion Price as most recently adjusted pursuant to Section 3.06.

          EVENT OF DEFAULT. The term "Event of Default" means any event specified in Section 9.1 of the Note Purchase Agreement, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

          MATURITY. The term "Maturity" when used with respect to this Convertible Note means the date on which the principal (and premium, if any) of this Convertible Note becomes due and payable as herein provided, whether at (a) September 30, 2004, (b) upon declaration of acceleration or (c) otherwise.

          NOTE PURCHASE AGREEMENT. The term "Note Purchase Agreement" means the Convertible Note Purchase Agreement dated as of April 1, 2003 among the Company and the Purchasers of Convertible Notes named therein, as amended or supplemented from time to time in accordance with the terms thereof.

     Section 2.   REMEDIES.

          Section 2.01. REMEDIES. In case any one or more Events of Default shall have occurred and be continuing, the Holder of this Convertible Note may proceed to protect and enforce its rights in the manner set forth in, and subject to the terms and conditions of, Article IX of the Note Purchase Agreement.

          Section 2.02. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder of this Convertible Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          Section 2.03. ENFORCEMENT. If there shall be any Event of Default under this Convertible Note and this Convertible Note shall be placed in the hands of an attorney for collection, or shall be collected through any court, including any bankruptcy court, the Company promises to pay to the order of the Holder hereof the Holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Convertible Note or enforcing the holder's rights with respect to any collateral securing this Convertible Note, to the extent allowed by the laws of the State of New York or any state in which any collateral for this Note shall be situated.

     Section 3.     CONVERSION.

          Section 3.01. RIGHT OF CONVERSION; CONVERSION PRICE. Subject to and upon compliance with the provisions of this Section 3 and Section 3.1 of the Note Purchase Agreement, the Holder shall have the right, at his option, at any time during usual business hours to convert all or a portion of the outstanding principal amount of this Convertible Note into fully paid and nonassessable shares of Common Stock at the rate of $0.042 of principal for each share of Common Stock (the "Conversion Price"), which price per share shall be payable by surrender of this Convertible Note.

          Section 3.02 MANNER OF EXERCISE.

                    (a) In order to exercise the conversion right, the Holder of this Convertible Note shall surrender this Convertible Note at the office of the Company, accompanied by written notice to the Company stating (i) that the Holder elects to convert the outstanding principal amount this Convertible Note or, if less than the entire principal amount of this Convertible Note is to be converted, the portion thereof (a multiple of $1,000) to be converted, and (ii) the name or names (with addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Convertible Notes surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank for transfer if the shares are to be issued in a name other than that of the Holder.

                    (b) In the event this Convertible Note is converted in part only, upon such conversion the Company shall execute and deliver to the Holder, at the expense of the Company, a new Convertible Note in principal amount equal to the unconverted portion of this Convertible Note.

          Section 3.03. ISSUANCE OF SHARES OF COMMON STOCK ON CONVERSION.

                    (a) As promptly as practicable after the receipt of such notice and the surrender of this Convertible Note as aforesaid, the Company shall issue, at its expense, and shall deliver to the Holder, or on his written order, at the aforesaid office of the Company (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Convertible Note (or specified portion thereof), and (ii) a certificate or certificates for any fractional shares of Common Stock issuable upon conversion of this Convertible Note (or specified portion thereof) or, at the Company's option, cash in lieu of scrip for any fraction of a share to which the Holder is entitled upon conversion as provided in Section 3.05.

                    (b) Such conversion shall be deemed to have been effected immediately prior to the close of business on the date ("Conversion Date") on which the Company shall have received both such notice and the surrendered Convertible Note as aforesaid, and at such time the rights of the Holder of this Convertible Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or the Holder of record of the shares represented thereby.

          Section 3.04. NO ADJUSTMENTS FOR INTEREST OR DIVIDENDS. No payment or adjustment shall be made by or on behalf of the Company on account of any interest accrued on this Convertible Note surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon such conversion which were declared for payment to the Holder of shares of Common Stock of record as of a date prior to the Conversion Date. All payments of accrued interest on this Convertible Note shall be made in cash or additional stock at the Conversion Price, at the Company's option.

          Section 3.05. FRACTIONAL SHARES. The Company, at its option, may issue fractional shares of Common Stock upon any conversion of this Convertible Note or, in lieu of any fraction of a share of Common Stock to which any Holder would otherwise be entitled upon conversion of this Convertible Note (or specified portions thereof), the Company may pay a cash adjustment for such fraction in an amount equal to same fraction of the Conversion Price per share.

          Section 3.06. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted as set forth in this section.

                    (a) If the Company shall issue or sell any shares of Common Stock at a price which is less than the Current Conversion Price, then the Conversion Price in effect immediately prior thereto shall be adjusted immediately so that the Conversion Price thereafter shall equal the price per share of Common Stock at which such shares of Common Stock described in this
Section 3.06(a) were issued or sold. The provisions of this paragraph (a) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 3.06(b), (c) or (d).

                    (b) In the event that the Company shall make any distribution of its assets upon or with respect to its shares of Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, the Holder of this Convertible Note, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, shall receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to the Holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                    (c) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Current Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Current Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                    (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, shall be effected in such a way that the holder of shares of Common Stock shall be entitled to receive shares, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute an amendment to this Convertible Note providing that the Holder of this Convertible Note shall have the right thereafter and until the expiration of the period of convertibility to convert this Convertible Note into the kind and amount of shares, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Convertible Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

                    (e) Upon such adjustment of the Conversion Price pursuant to the provisions of this Section 3.06, the number of shares issuable upon conversion of this Convertible Note shall be adjusted to the nearest full amount by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Convertible Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

          Section 3.07. COVENANT TO RESERVE SHARES FOR CONVERSION. The Company covenants that it will at all times reserve and keep available out of its authorized shares of

Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of this Convertible Note. All shares of Common Stock which shall be deliverable shall be duly and validly issued and fully paid and nonassessable.

          Section 3.08. NOTICE OF CHANGE OF CONVERSION PRICE. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly send to the Holder a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment.

     Section 4.     MISCELLANEOUS.

          Section 4.01. OPTIONAL PREPAYMENTS. The Company shall have the right, at any time and from time to time to prepay all or any part of the outstanding principal amount of this Convertible Note subject to the provisions of the Note Purchase Agreement without penalty or premium.

          Section 4.02. GOVERNING LAW. This Convertible Note shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

          Section 4.03. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Convertible Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          Section 4.04. COURSE OF DEALING; NO WAIVER. No course of dealing between the Company and the Holder shall operate as a waiver of any right of the Holder and no delay on the part of the Holder in exercising any right hereunder shall so operate.

          Section 4.05. WAIVER OF COMPLIANCE. Any term, covenant, agreement or condition hereof may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the Holder.

          Section 4.06. OTHER PROVISIONS. The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, that may be required to hold the Company liable on this Note.

          Section 4.07. NOTICES. All notices, demands and other communications hereunder shall be given, and shall be deemed to have been duly given, if delivered as set forth in the Note Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Convertible Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the date first written above.

                                            FRONT PORCH DIGITAL INC.



                                            By:
                                                --------------------------------
                                                Name:  Donald Maggi
                                                Title: Chief Executive Officer